EXHIBIT 99.1
Spirit Airlines Announces Fourth Quarter and Full Year 2011 Results
Miramar, Florida (February 16, 2012) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported fourth quarter 2011 and full year 2011 financial results.

•	Net income for the fourth quarter 2011 was $24.0 million, or $0.33 per diluted share.

•
Full year pro forma adjusted net income was $95.5 million, or $1.32 per diluted share. Full year 2011 GAAP net income was $76.4 million, or $1.43 per diluted share. See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.

•
EBITDAR for the fourth quarter 2011 was $70.8 million resulting in an EBITDAR margin of 25.8% excluding unrealized fuel hedge gains and special items. For the full year 2011 EBITDAR was $275.3 million, resulting in an EBITDAR margin of 25.7% excluding unrealized fuel hedge losses and special items.

•	Spirit ended the year with $343.3 million in unrestricted cash.

“My thanks to all our employees who helped Spirit achieve these strong results while growing our company and liberating even more markets from high fares,” said Ben Baldanza, Spirit's President and Chief Executive Officer. “Our ultra low cost structure, combined with our customer-empowering optional pricing structure, allows us to offer the low fares that customers have come to expect while delivering strong margins for our stockholders.”
Revenue Performance
For the fourth quarter 2011, Spirit's total operating revenue was $273.9 million, an increase of $57.7 million, or 26.7%, compared to fourth quarter 2010. Higher passenger volumes coupled with both stronger ticket and non-ticket revenues contributed to the increase in operating revenue.

Total revenue per available seat mile (“RASM”) increased to 11.89 cents, up 21.1% compared to the fourth quarter 2010, driven primarily by higher operating yields and a load factor increase of 1.1 points to 85.4%.

Total revenue per passenger flight segment (“PFS”) for the fourth quarter 2011 increased to $126.22, an 11.2% increase compared to the fourth quarter 2010. Average ticket revenue per PFS for the fourth quarter 2011 was $78.00, up 8.9% year-over-year. Average non-ticket revenue per PFS for the fourth quarter 2011 increased to $48.22, up 15.2% year-over-year, as Spirit experienced continued growth in revenue from many previously adopted non-ticket revenue initiatives.

For the full year 2011, total operating revenue increased $289.9 million, or 37.1%, to $1.1 billion compared to the full year 2010. A stronger pricing environment and higher passenger volumes on a capacity increase of 15.2% were the primary drivers of the increase in 2011 operating revenues.

Cost Performance
Total operating expenses in the fourth quarter 2011 were $235.9 million, up 21.5% over the same period in 2010 primarily due to an increase in fuel expense resulting from a 29.4% increase in the cost of fuel per gallon and a 4.5% increase in fuel volume.

Cost per available seat mile excluding special items and fuel (“CASM ex-fuel”) for the fourth quarter 2011 was 6.08 cents, an increase of 8.2% year-over-year. Average stage length for the fourth quarter 2011 decreased 7.0% compared to the fourth quarter 2010 contributing 3.9 points to the year-over-year increase in CASM ex-fuel.

Total operating expenses for the full year 2011 were $926.8 million, up 30.1% year-over-year, primarily due to higher fuel costs and increased capacity. CASM ex-fuel for the full year 2011 was 5.72 cents, up 0.2% year-over-year. Spirit remains committed to its focus on being an ultra low-cost carrier as it grows and enters new markets.

Balance Sheet
As of the end of 2011, Spirit had $343.3 million in total cash and cash equivalents and had no debt on its balance sheet.

Fleet
Spirit took delivery of two A320s in the fourth quarter, ending 2011 with 37 aircraft in its fleet. Spirit expects to take delivery of seven A320s in 2012 (3 in 1Q12, 2 in 2Q12, 2 in 4Q12), which would bring its fleet count to 44 at year-end 2012.

Fourth Quarter 2011 and Other Current Highlights

•	Recently added/announced new service between:

◦	Chicago and Orlando (11/10/11)

◦	Dallas/Fort Worth and Atlanta (2/9/12)

◦	Dallas/Fort Worth and Orlando (2/9/12)

◦	Dallas/Fort Worth and New York LaGuardia (2/9/12)

◦	Phoenix-Mesa and Las Vegas (2/9/12)

◦	Phoenix-Mesa and Dallas/Fort Worth (3/22/12)

◦	Dallas/Fort Worth and Boston (3/22/12)

◦	Dallas/Fort Worth and Myrtle Beach (5/3/12)

◦	Dallas/Fort Worth and Tampa (5/4/12)

◦	Atlantic City and Atlanta (5/17/12)

◦	Latrobe/Pittsburgh and Orlando (5/17/12)

•
Amended its Airbus purchase agreement for an order of 75 aircraft consisting of 30 A320 and 45 A320NEO aircraft. These aircraft are scheduled for delivery from 2016 through 2021 and are in addition to the 31 aircraft under Spirit's previous order that are scheduled for delivery from 2012 through 2015.

•	Opened a Crew and Maintenance Base at Las Vegas McCarran International Airport.

Conference Call/Webcast Details
Spirit will conduct a live audio webcast of its conference call with analysts and media journalists today, February 16, 2012, at 1:00 p.m. ET. The webcast will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (Nasdaq: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 190 daily flights to over 45 destinations throughout the U.S., Latin America and Caribbean.  Visit Spirit at www.spirit.com.
Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order and announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's 10-Q for the quarter ended September 30, 2011.

Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
954-447-7920
InvestorRelations@spirit.com

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell (954) 918-9432

Manuel Jaquez (Latin America & Caribbean)
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		Percent	December 31,		Percent
	2011	2010	Change	2011	2010 (1)	Change

Operating revenues:
Passenger	$169,270	$136,456	24.0	$689,650	$537,969	28.2
Non-ticket	104,649	79,744	31.2	381,536	243,296	56.8
Total operating revenue	273,919	216,200	26.7	1,071,186	781,265	37.1
Operating expenses:
Aircraft fuel	94,827	70,047	35.4	388,046	248,206	56.3
Salaries, wages and benefits	48,228	41,724	15.6	181,742	156,443	16.2
Aircraft rent	30,476	28,409	7.3	116,485	101,345	14.9
Landing fees and other rents	14,166	12,467	13.6	52,794	48,118	9.7
Distribution	12,203	10,758	13.4	51,349	41,179	24.7
Maintenance, materials and repairs	8,575	7,545	13.7	35,553	28,189	26.1
Depreciation and amortization	2,464	1,303	89.1	7,760	5,620	38.1
Other operating	23,936	21,487	11.4	89,636	82,594	8.5
Loss on disposal of assets	216	—	na	255	77	na
Special charges (2)	805	484	na	3,184	621	na
Total operating expenses	235,896	194,224	21.5	926,804	712,392	30.1
Operating income	38,023	21,976	73.0	144,382	68,873	109.6
Other (income) expense:
Interest expense	373	12,306	(97.0)	24,781	50,313	(50.7)
Capitalized interest	(371)	(564)	(34.2)	(2,890)	(1,491)	93.8
Interest income	(319)	(86)	270.9	(575)	(328)	75.3
Other expense	70	92	(23.9)	235	194	21.1
Total other (income) expense	(247)	11,748	(102.1)	21,551	48,688	(55.7)
Income before income taxes	38,270	10,228	274.2	122,831	20,185	508.5
Provision (benefit) for income taxes	14,279	697	na	46,383	(52,296)	na
Net income	$23,991	$9,531	151.7	$76,448	$72,481	5.5

Weighted average shares, basic	72,242	26,270	175.0	53,241	26,184	103.3
Weighted average shares, diluted	72,473	26,678	171.7	53,515	26,690	100.5
Net income per share, basic	$0.33	$0.36	(8.3)	$1.44	$2.77	(48.0)
Net income per share, diluted	$0.33	$0.36	(8.3)	$1.43	$2.72	(47.4)

(1) Reflects the adverse effect of the 2010 pilot strike.
(2) Special charges include: (i) for 2010 and 2011 amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida; and (ii) termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional services agreement with us and fees paid to three individual, unaffiliated holders of our subordinated notes. Special charges for 2011 also include legal, accounting, printing, and filing fees connected with the secondary offering which was consummated on January 25, 2012.

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended December 31,
Operating Statistics	2011	2010	Change
Available seat miles (ASMs) (thousands)	2,303,852	2,200,640	4.7%
Revenue passenger miles (RPMs) (thousands)	1,966,545	1,855,346	6.0%
Load factor (%)	85.4	84.3	1.1	pts
Passenger flight segments (thousands)	2,170	1,905	13.9%
Operating revenue per ASM (RASM) (cents)	11.89	9.82	21.1%
Average ticket revenue per passenger flight segment ($)	78.00	71.62	8.9%
Average non-ticket revenue per passenger flight segment ($)	48.22	41.86	15.2%
Total revenue per passenger flight segment ($)	126.22	113.48	11.2%
CASM (cents)	10.24	8.83	16.0%
CASM excluding unrealized (gains) and losses and special items (cents) (2)	10.25	8.86	15.7%
CASM excluding fuel and special items (cents) (3)	6.08	5.62	8.2%
Fuel gallons consumed (thousands)	29,954	28,672	4.5%
Average economic fuel cost per gallon ($)	3.21	2.48	29.4%
Aircraft at end of period	37	32	15.6%
Average daily Aircraft utilization (hours)	12.3	12.9	(4.7)%
Average stage length (miles)	885	952	(7.0)%
Airports served at end of period	48	39	23.1%

	Twelve Months Ended December 31,
Operating Statistics	2011	2010 (1)	Change
Available seat miles (ASMs) (thousands)	9,352,553	8,119,923	15.2%
Revenue passenger miles (RPMs) (thousands)	8,006,748	6,664,395	20.1%
Load factor (%)	85.6	82.1	3.5 pts
Passenger flight segments (thousands)	8,518	6,952	22.5%
Operating revenue per ASM (RASM) (cents)	11.45	9.62	19.0%
Average ticket revenue per passenger flight segment ($)	80.97	77.39	4.6%
Average non-ticket revenue per passenger flight segment ($)	44.79	35.00	28.0%
Total revenue per passenger flight segment ($)	125.76	112.39	11.9%
CASM (cents)	9.91	8.77	13.0%
CASM excluding unrealized (gains) and losses and special items (cents) (2)	9.84	8.79	11.9%
CASM excluding fuel and special items (cents) (3)	5.72	5.71	0.2%
Fuel gallons consumed (thousands)	121,030	106,628	13.5%
Average economic fuel cost per gallon ($)	3.18	2.35	35.3%
Aircraft at end of period	37	32	15.6%
Average daily Aircraft utilization (hours)	12.7	12.8	(0.8)%
Average stage length (miles)	921	941	(2.1)%
Airports served at end of period	48	39	23.1%

(1) Reflects the adverse effect of the 2010 pilot strike.
(2) Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of non-GAAP Operating Income to GAAP Operating Income” table below.
(3) Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of non-GAAP Operating Income to GAAP Operating Income” table below.
.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items, as well as pro forma results reflecting the IPO and related recapitalization, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income (1)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
		Pro forma	Pro forma	Pro forma
	2011	2010 (1)	2011 (1)	2010 (1)(2)
(in thousands, except per share data)
Net income, as reported	$23,991	$9,531	$76,448	$72,481
Add: Provision (benefit) for income taxes	14,279	697	46,383	(52,296)
Income before income taxes, as reported	38,270	10,228	122,831	20,185

Add: Unrealized mark-to-market (gains) and losses	(1,203)	(1,137)	3,204	(2,065)
Add special items:
Loss on disposal of assets	216	—	255	77
Special charges	805	484	3,184	621
Income before income taxes, non-GAAP (3)	38,088	9,575	129,474	18,818

Add: Interest expense	—	12,306	23,964	50,313
Income before income taxes, non-GAAP (1) (3)	$38,088	$21,881	$153,438	$69,131
Provision for income taxes	14,211	8,164	57,941	25,793

Adjusted net income, non-GAAP (1) (3)	$23,877	$13,717	$95,497	$43,338

Weighted average shares, basic	72,242	71,950	72,138	71,155
Weighted average shares, diluted	72,473	72,358	72,413	71,662

Adjusted net income per share, basic	$0.33	$0.19	$1.32	$0.61
Adjusted net income per share, diluted	$0.33	$0.19	$1.32	$0.60

(1)
Pro forma earnings for fourth quarter 2010 and full year 2010 and 2011 are presented to give effect to the following as if the IPO occurred as of January 1, 2010: (i) the elimination of all of Spirit's outstanding indebtedness and preferred stock, and the termination of any outstanding letter of credit facility supporting collateral obligations due to Spirit's credit card processors through (x) the application of a portion of the IPO net proceeds, (y) the exchange of any notes not repaid with IPO net proceeds for shares of common stock and (z) the exchange of any shares of preferred stock not redeemed with IPO net proceeds for shares of common stock; (ii) adding back to net income the interest expense recorded in Spirit's statement of operations related to the indebtedness and preferred stock retired; (iii) the issuance of shares of common stock by Spirit in the IPO and in connection with the related recapitalization; and (iv) the estimated tax impact resulting from the above transactions.

(2)	Reflects the adverse effect of the 2010 pilot strike.

(3)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of non-GAAP Operating Income to GAAP Operating Income” table below.

Reconciliation of CASM ex-fuel to CASM
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010 (1)
(in thousands, except CASM data in cents)
Total operating expenses, as reported	$235,896	$194,224	$926,804	$712,392
Less: Unrealized mark-to-market (gains) and losses (2)	(1,203)	(1,137)	3,204	(2,065)
Less special items: (3)
Loss on disposal of assets	216	—	255	77
Special charges (4)	805	484	3,184	621
Operating expenses, non-GAAP	236,078	194,877	920,161	713,759
Less: Economic fuel expense, non-GAAP	96,030	71,184	384,842	250,271
Operating expenses excluding fuel, non-GAAP (6)	$140,048	$123,693	$535,319	$463,488

Available seat miles	2,303,852	2,200,640	9,352,553	8,119,923

CASM (cents)	10.24	8.83	9.91	8.77
CASM excluding unrealized hedge (gains) and losses	10.25	8.86	9.84	8.79
and special items
CASM ex-fuel (cents)	6.08	5.62	5.72	5.71

Reconciliation of non-GAAP Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010 (1)
(in thousands)
Operating Income, as reported	$38,023	$21,976	$144,382	$68,873

Add: Unrealized mark-to-market (gains) and losses (2)	(1,203)	(1,137)	3,204	(2,065)
Add special items: (3)
Loss on disposal of assets	216	—	255	77
Special charges (4)	805	484	3,184	621
Operating income, non-GAAP (5)	$37,841	$21,323	$151,025	$67,506
Operating margin (5)	13.8%	9.9%	14.1%	8.6%

(1)	Reflects the adverse effect of the 2010 pilot strike.

(2)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(3)	Special items include loss on disposal of assets and special charges.

(4)
Special charges include: (i) for 2010 and 2011 amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida; and (ii) termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional services agreement with us and fees paid to three individual, unaffiliated holders of our subordinated notes. Special charges for 2011 also include legal, accounting, printing, and filing fees connected with the secondary offering which was consummated on January 25, 2012.

(5)	Excludes unrealized fuel hedge (gains) and losses and special items.

(6)	Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
(in thousands, except per gallon data)
Fuel Expense
Aircraft fuel, as reported	$94,827	$70,047	$388,046	$248,206
Less: Unrealized mark-to-market (gains) and losses	(1,203)	(1,137)	3,204	(2,065)

Economic fuel expense, non-GAAP	$96,030	$71,184	$384,842	$250,271

Fuel gallons consumed	29,954	28,672	121,030	106,628

Economic fuel cost per gallon, non-GAAP	$3.21	$2.48	$3.18	$2.35

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR to GAAP net income
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2011	2010	2011 (1)	2010 (1)
Net income, as reported	$23,991	$9,531	$76,448	$72,481
Add: Provision (benefit) for income taxes	14,279	697	46,383	(52,296)
Income before income taxes, as reported	38,270	10,228	122,831	20,185
Add:
Interest expense	373	12,306	24,781	50,313
Capitalized interest	(371)	(564)	(2,890)	(1,491)
Interest income	(319)	(86)	(575)	(328)
Depreciation and amortization	2,464	1,303	7,760	5,620
EBITDA	40,417	23,187	151,907	74,299
Other expense	70	92	235	194
Unrealized mark-to-market (gains) and losses	(1,203)	(1,137)	3,204	(2,065)
Loss on disposal of assets	216	—	255	77
Special charges	805	484	3,184	621
Adjusted EBITDA	40,305	22,626	158,785	73,126
Aircraft rent	30,476	28,409	116,485	101,345
Adjusted EBITDAR (2) (3)	$70,781	$51,035	$275,270	$174,471
Adjusted EBITDAR margin (3)	25.8%	23.6%	25.7%	22.3%

(1)	Reflects the adverse effect of the 2010 pilot strike.

(2)
Commencing with this presentation, the Company no longer includes management fees and equity based stock compensation in Adjusted EBITDA and Adjusted EBITDAR. Management fees were $0 and $200 thousand for three months ended December 31, 2011 and 2010 and $334 thousand and $800 thousand for the twelve months ended December 31, 2011 and 2010. Equity based stock compensation was $119 thousand and $161 thousand for the three months ended December 31, 2011 and 2010 and was $530 thousand and $569 thousand for the twelve months ending December 31, 2011 and 2010. The Company believes this new presentation is appropriate because the payment of management fees terminated in connection with the completion of the IPO and the exclusion of equity based stock compensation enables the Company to provide an Adjusted EBITDA and Adjusted EBITDAR presentation that is more comparable to similarly labeled non-GAAP financial measures disclosed by other competitors in the airline industry. The Company has applied these new definitions to all periods presented in this release.

(3)	Excludes unrealized mark-to-market fuel hedge (gains) and losses and special items as described in the "Reconciliation of non-GAAP Operating Income to GAAP Operating Income" table above.

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